PHOENIX MULTI-SECTOR SHORT TERM BOND FUND

                Certificate of Amendment to Declaration of Trust


         The undersigned, individually as Trustee of Phoenix Multi-Sector Short Term Bond Fund, a Massachusetts business trust (the "Trust") under a Declaration of Trust dated February 20, 1992, as amended from time to time (the "Declaration"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 26, 1998, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held November 18, 1998, at which a quorum was present, the Board of Trustees acting in accordance with certain implied powers vested in the Board of Trustees pursuant to Article II, Section 2.1 and the authority conferred pursuant to
Article VIII, Section 8.3 of said Declaration for the purpose of changing the name of the Trust currently designated "Phoenix Multi-Sector Short Term Bond Fund" to "Phoenix-Goodwin Multi-Sector Short Term Bond Fund" voted to further amend said Declaration effective on August 27, 1999 by deleting the first paragraph of Section 1.1 of Article 1 thereof and by inserting in lieu of such paragraph the following paragraph:

         "Section 1.1 Name. The name of the Trust created hereby is "Phoenix-Goodwin Multi-Sector Short Term Bond Fund".

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of July, 1999.



                                        /s/ Philip R. McLoughlin
                                        -----------------------------------
                                        Philip R. McLoughlin, individually
                                        and as attorney-in-fact for Robert
                                        Chesek, E. Virgil Conway, Harry
                                        Dalzell-Payne, Francis E. Jefferies,
                                        Leroy Keith, Jr., Everett L. Morris,
                                        James M. Oates, Calvin J. Pedersen,
                                        Herbert Roth, Jr., Richard E. Segerson,
                                        and Lowell P. Weicker, Jr.

                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                           PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                          PHOENIX INVESTMENT TRUST 97
                          PHOENIX MULTI-PORTFOLIO FUND
                   PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                              PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHONEIX WORLDWIDE OPPORTUNITIES FUND

The undersigned, being all of the Trustees of Phoenix-Aberdeen Series, The Phoenix Edge Series Fund, Phoenix Equity Series Fund, Phoenix Income and Growth Fund, Phoenix Investment Trust 97, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

     1. Pursuant to Section 2.2 of that certain Declaration of Trust dated August 25, 1997 establishing Phoenix Investment Trust 97, pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund. Pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now know as the Phoenix Edge Series Fund, pursuant to
          Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now know as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

     2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now know as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain

DELEGATION AND POWER OF ATTORNEY
August 28, 1998


          Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now know as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now know as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP
          R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

     3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Declaration and Power of Attorney this 26th day of August 1998.


/s/ Robert Chesek                       /s/ James M. Oates
--------------------------              ------------------------------
Robert Chesek                           James M. Oates

/s/ E. Virgil Conway                    /s/ Calvin J. Pedersen
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E. Virgil Conway                        Calvin J. Pedersen

/s/ Harry Dalzell-Payne                 /s/ Herbert Roth, Jr.
--------------------------              ------------------------------
Harry Dalzell-Payne                     Herbert Roth, Jr.

/s/ Francis E. Jeffries                 /s/ Richard E. Segerson
--------------------------              ------------------------------
Francis E. Jeffries                     Richard E. Segerson

/s/ Leroy Keith, Jr.                    /s/ Lowell F. Weicker, Jr.
--------------------------              ------------------------------
Leroy Keith, Jr.                        Lowell F. Weicker, Jr.

/s/ Everett L. Morris
--------------------------
Everett L. Morris